Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 5, 2008, is made by and between InnerCool Therapies, Inc., a Delaware corporation (“InnerCool”), Tissue Repair Company, a Delaware corporation (“TRC”) and Cardium Therapeutics, Inc., a Delaware corporation (“Cardium” or the “Company” and, together with InnerCool and TRC, individually, a “Grantor,” and collectively, the “Grantors”) and Robert Marvin, in its capacity as collateral agent (the “Collateral Agent”) for the benefit of the holders of those certain notes described below in the aggregate principal amount of up to $6,000,000 (each an “Investor” and collectively, the “Investors”) to be issued by Grantors from time to time on and after the date hereof, pursuant to that certain Note and Warrant Purchase Agreement of even date by and among Grantors and each of the Investors (the “Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, from time to time on and after the date hereof, Grantors may issue up to $6,000,000 of their senior secured promissory notes (as each may be at any time amended, extended, restated, renewed or modified, each a “Note,” and collectively, the “Notes”) to the Investors;

WHEREAS, pursuant to the Purchase Agreement, each Investor has appointed and authorized the Collateral Agent to act as collateral agent under this Agreement;

WHEREAS, it is a condition precedent to the obligation of each of the Investors to purchase a Note that Grantors shall have granted to the Collateral Agent a security interest for the benefit of the Investors in the Collateral (as hereinafter defined) as contemplated by this Agreement; and

WHEREAS, Grantors expect to realize direct and indirect benefits as a result of the sale of the Notes to the subscribers and desires to grant the Collateral Agent a security interest for the benefit of the Investors in the Collateral as contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I – DEFINITIONS

1.1 This Agreement is the Security Agreement referred to in the Purchase Agreement and the Notes. As used in this Agreement, the following terms shall have the meanings respectively set forth below:

“Accounts” shall mean all “accounts” as defined in the UCC now owned or hereafter acquired by Grantors.

“Agreement” means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” means all of Grantors’ now owned or hereafter acquired right, title and interest in and to the General Assets, the Trademarks, the Patents and the Licenses.

“Equipment” shall mean all “equipment” as defined in the UCC, now or hereafter used or acquired for use in the business of Grantors.

“General Assets” shall have the meaning set forth in Section 2.1 hereof.

“General Intangibles” shall mean all “general intangibles” as defined in the UCC now owned or hereafter acquired by Grantors.

“Investment Collateral” shall have the meaning set forth in Section 7.1 hereof.

“Licenses” shall have the meaning set forth in Section 2.4 hereof.

“Obligations” means any and all present and future obligations of Grantors arising under or relating to the Notes, the Purchase Agreement or this Agreement, whether due or to become due, matured or unmatured, or liquidated or unliquidated, including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against the Grantors. For the avoidance of doubt, the Obligations shall include the obligations of the Grantors to pay the costs and expenses of the Collateral Agent and to provide indemnity to the Collateral Agent pursuant to Article XIII hereof.

“Patents” shall have the meaning set forth in Section 2.3 hereof.

“Trademarks” shall have the meaning set forth in Section 2.2 hereof.

ARTICLE II - SECURITY INTERESTS

2.1 Grant of Security Interest in General Assets. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Investors, a first lien on, and priority security interest in, all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising:

(a) Accounts, contract rights and all other forms of obligations owing to the Grantor arising out of the sale or lease of goods or the rendition of services by the Grantor, irrespective of whether earned by performance, and any and all credit insurance, guarantees or security therefor;

(b) books and records, including ledgers; records indicating, summarizing or evidencing the Grantor’s properties or assets or liabilities; all information relating to the Grantor’s business operations or financial condition; and all other computer programs, disk or tape files, printouts, runs or other computer prepared information;

(c) deposit accounts (as that term is defined from time to time in the Uniform Commercial Code as in effect in the State of Delaware);

(d) all of the Grantor’s General Intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations, choses or things in action, commercial tort claims, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, computer programs, information contained in computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds and tax refund claims);

(e) goods (as that term is defined from time to time in the Uniform Commercial Code as in effect in the State of Delaware), including (i) all inventory, including Equipment held for lease, whether raw materials, in process or finished, all material or Equipment usable in processing the same and all documents of title covering any inventory, (ii) all Equipment employed in connection with the Grantor’s business, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof and (iii) all vehicles;

(f) instruments and other investment property (as such terms are defined from time to time in the Uniform Commercial Code as in effect in the State of Delaware);

(g) negotiable collateral, including all of the Grantor’s right, title and interest with respect to any letters of credit, letter of credit rights, instruments, drafts, documents and chattel paper (as each term is defined from time to time in the Uniform Commercial Code as in effect in the State of Delaware), and any and all supporting obligations in respect thereof;

(h) money or other assets of the Grantor that now or hereafter come into the possession, custody or control of the Grantor;

(i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all of the foregoing, or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; and

(j) all of the Grantor’s right, title and market in and to any shares of capital stock of any of its subsidiaries and the certificates representing any such shares. All of the items described in clauses (a)-(j) in this Section 2.1 are hereinafter individually and/or collectively referred to as the “General Assets.”

Notwithstanding anything herein contained to the contrary, each Grantor shall be free to enter into agreements: (i) relating to capital leases, and (ii) resulting in purchase money security interests, both of which are hereinafter referred to as “Permitted Liens.”

2.2 Grant of Security Interest in Trademarks. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Investors, a first priority security interest, in all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising: (a) trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications and (b) all renewals thereof, all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, the right to sue for past, present and future infringements and dilutions thereof, the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith and all of the Grantor’s rights corresponding thereto throughout the world (all of the foregoing items described in the foregoing clauses (a) and (b) in this Section 2.2, are hereinafter individually and/or collectively referred to as the “Trademarks”); and (c) all proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of the infringement suits.

2.3 Grant of Security Interest in Patents. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Investors, a first priority security interest in all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising: (a) rights under patents and patent applications, and (b) all renewals thereof, all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, the right to sue for past, present and future infringements and dilutions thereof, the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith and all of the Grantor’s rights corresponding thereto throughout the world (all of the foregoing items described in the foregoing clauses (a) and (b) in this Section 2.3, are hereinafter individually and/or collectively referred to as the “Patents”); and all proceeds of any and all of the foregoing, including license royalties and proceeds of the infringement suits.

2.4 Grant of Security Interest in Trademark and Patent Licenses. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Investors, a first priority security interest in all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising: rights under or interests in any license agreements with any other party, regardless whether the Grantor is a licensee or licensor under any such license agreement, and the right to use the foregoing in connection with the enforcement of the Investors’ rights under the Notes, including the right to prepare for sale and sell any and all inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the “Licenses”).

2.5 Title: Other Liens. Except with respect to the security interest granted to the Collateral Agent pursuant to this Agreement, the Grantors own each of their respective General Assets, Trademarks, Patents and Licenses free and clear of any and all liens, claims, mortgages, encumbrances or security or adverse interests of any nature whatsoever.

2.6 Interests of Investors. The interest of any Investor in the Collateral shall be on a parity with the interests of all other Investors, and the interest of each Investor in the Collateral shall be ratable in the proportion that the aggregate indebtedness then outstanding and unpaid under the Note(s) held by such Investor bears to the aggregate indebtedness then outstanding and unpaid under the Notes held by all Investors (except to the extent the Investors agree to any other ratable interest therein).

ARTICLE III - FURTHER ASSURANCES

3.1 At any time and from time to time at the request of the Collateral Agent, the Grantors shall execute and deliver to the Collateral Agent all such financing statements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent as shall be necessary or desirable to fully perfect, when filed and/or recorded, the security interest granted to the Collateral Agent for the benefit of the Investors pursuant to Article II of this Agreement. Each Grantor hereby authorizes the Collateral Agent, without prior notice to the Grantor, to file any financing statement and amendments thereof or continuations thereof, naming the Grantor as debtor and the Collateral Agent as the creditor. At any time and from time to time, the Collateral Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as the Collateral Agent may deem appropriate to perfect and to maintain perfected the security interest granted to it for the benefit of the Investors in Article II of this Agreement. Before and after the occurrence of any default under the Notes, at the Collateral Agent’s request, the Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by the Collateral Agent to create and perfect, and to continue and preserve, the security interest in the Collateral in favor of the Collateral Agent for the benefit of the Investors or the priority thereof, including causing any such financing statements to be filed and/or recorded in the applicable jurisdiction.

ARTICLE IV - SECURITY AGREEMENT

4.1 This Agreement secures the payment of all of the Obligations of the Grantors now or hereafter existing under the Notes, whether for principal, interest, fees, expenses or otherwise, and all of the Obligations of the Grantors now or hereafter existing under this Agreement and provides for the application of proceeds from the Collateral, upon the occurrence of an Event of Default, to satisfy the Obligations, including the irrevocable right of the Collateral Agent to apply proceeds from Collateral to the payment of any and all amounts owing to the Collateral Agent pursuant to any of the provisions of Article X or Article XIII of this Agreement prior to making any payment to any or all of the Investors.

ARTICLE V - EVENTS OF DEFAULT

5.1 There shall be an Event of Default (as defined in the Notes) hereunder upon the occurrence and during the continuance of an Event of Default under any of the Notes. The Grantors shall promptly notify the Collateral Agent in writing of any occurrence of an Event of Default.

ARTICLE VI - RIGHTS UPON EVENT OF DEFAULT

6.1 Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that the Collateral Agent may have under applicable law or in equity or under this Agreement, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction. Without limiting the foregoing, the Collateral Agent, on behalf of the Investors, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Grantors or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office or elsewhere upon such terms and conditions as the Collateral Agent may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent, on behalf of the Investors, shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Grantors, which right or equity is hereby waived or released. The Collateral Agent, on behalf of the Investors, shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Investors under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantors. To the extent permitted by applicable law, the Grantors waive all claims, damages and demands they may acquire against the Collateral Agent arising out of the exercise by the Collateral Agent of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Grantors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

ARTICLE VII - VOTING RIGHTS; DIVIDENDS; ETC.

7.1 With respect to Grantors’ right, title and interest to any Collateral consisting of securities, partnership interests, joint venture interests, investments or the like (referred to collectively and individually in this Article VII and in Article VIII hereof as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing:

(a) the Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the Notes; and

(b) the Grantors shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral.

ARTICLE VIII - RIGHTS DURING EVENT OF DEFAULT – INVESTMENT COLLATERAL

8.1 With respect to any Investment Collateral in the possession of the Grantors, so long as an Event of Default has occurred and is continuing:

(a) at the option of the Collateral Agent, all rights of the Grantors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7.1(a) of Article VII hereof, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 7.1(b) of Article VII hereof, shall cease, and all such rights thereupon shall become vested in the Collateral Agent for the benefit of the Investors which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Investment Collateral such dividends and distributions; and

(b) all dividends and other distributions that are received by the Grantors contrary to the provisions of this Agreement shall be held in trust for the benefit of the Collateral Agent on behalf of the Investors, shall be segregated from other funds of the Grantors and forthwith shall be paid over to Collateral Agent for the benefit of the Investors as pledged Collateral in the same form as so received (with any necessary endorsements).

ARTICLE IX - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

(a) except for the security interest granted to the Collateral Agent for the benefit of the Investors herein, the Grantor is, and as to Collateral acquired from time to time after the date hereof, the Grantor will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any person, and the Grantor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Collateral Agent for the benefit of the Investors, except as such may apply to any Permitted Liens.

(b) except with respect to Permitted Liens, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Collateral, or intended to cover any such interest that has not been terminated or released by the secured party named therein, and so long as any Notes remain outstanding or any of the Obligations of the Grantor remain unpaid, the Grantor will not execute and there will not be on file in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest hereby granted to the Collateral Agent for the benefit of the Investors;

(c) at the Grantor’s own expense, the Grantor will keep the Collateral (i) in good condition at all times (normal wear and tear excepted) and maintain same in accordance with all manufacturer’s specifications and requirements, and (ii) free and clear of all liens and encumbrances, except for the liens granted hereby and Permitted Liens; and without the consent of the Collateral Agent, the Grantor will not sell, transfer, change the registration, if any, dispose of, attempt to dispose of, substantially modify or abandon the Collateral or any part thereof other than sales of inventory in the ordinary course of business and the disposition of obsolete or worn-out equipment in the ordinary course of business; and

(d) the chief office and chief place of business of Grantor is located at 12255 El Camino Real, Suite 250, San Diego, CA 92130. The Grantor will not move its chief executive office and chief place of business until (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken such action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent, in favor of the Investors, in the Collateral.

ARTICLE X - COSTS AND EXPENSES

10.1 Each Grantor agrees to jointly and severally pay to the Collateral Agent all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent in the making or the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All such fees and all advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Collateral Agent in exercising any right, privilege, power or remedy conferred by this Agreement or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be paid to the Collateral Agent by the Grantor, immediately upon demand, together with interest thereon from the date of demand at a rate of 18% per annum.

ARTICLE XI - CONTINUING EFFECT

11.1 This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE XII - TERMINATION; RELEASE OF THE GRANTORS

12.1 This Agreement shall be terminated and all Obligations of the Grantors hereunder shall be released when all Obligations of the Grantors have been paid in full or upon such release of the Obligations hereunder or, with respect to any Note, when such Note shall no longer be outstanding. Upon such termination, the Collateral Agent shall return any pledged Collateral to the Grantors, or to the person or persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things reasonably required for the return of the Collateral to the Grantors, or to the person or persons legally entitled thereto, and to evidence or document the release of the Collateral Agent’s interests arising for the benefit of the Investors under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantors.

ARTICLE XIII - COLLATERAL AGENT

13.1 By their execution of the Purchase Agreement, the Investors have authorized the Collateral Agent to exercise for the pro rata pari passu benefit of the Investors all rights, powers and remedies provided to it under or pursuant to this Agreement, including all rights, powers and remedies upon an Event of Default, subject always to the terms, conditions, limitations and restrictions provided in this Agreement. Except with respect to those matters as to which the Collateral Agent is expressly required to act under the terms of this Article XIII, the Collateral Agent may act or refrain from acting with the written consent of holders of a majority of the aggregate principal amount of outstanding Notes as of the date of such consent (the “Requisite Holders”), which Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent; provided, however, that such direction shall not be in conflict with any rule of law or expose the Collateral Agent to personal liability, such direction shall not be unduly prejudicial to the rights of any non-consenting holder, and the Collateral Agent may take any action deemed proper by the Collateral Agent, in its discretion, which is not inconsistent with such direction or the terms of this Agreement. It is agreed that the duties of the Collateral Agent are only such as are herein specifically provided, and the Collateral Agent shall have no other duties, implied or otherwise.

13.2 Anything herein to the contrary notwithstanding, none of the provisions of this Agreement shall be construed to require the Collateral Agent to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it shall be satisfied that one or more Grantors, the Investors, are at the time obligated and in a financial position to pay the Collateral Agent’s reasonably anticipated fees for its services and its out-of-pocket expenses (including fees of its counsel) in the performance of such duties or the exercise of any of such rights or powers and to indemnify it against any such risk or liability. In no event shall the Collateral Agent be liable (i) for any consequential, punitive or special damages or (ii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians. The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

13.3 The Collateral Agent shall not be required or bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Collateral Agent may execute any of the powers under the Security Agreement or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible or liable for the acts or omissions, including any willful misconduct or gross negligence, on the part of any agent, attorney, custodian or nominee so appointed.

13.4 Each Grantor hereby agrees to indemnify on a joint and several basis the Collateral Agent, each Investor, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by Grantor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Grantor (the “Indemnified Liabilities”); provided that Grantor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Grantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnification provisions contained in this Section 13.4 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Collateral Agent.

13.5 Any corporation or other entity whatsoever into which the Collateral Agent may be merged or converted or with which it may be consolidated, any corporation or other entity whatsoever resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party or any corporation or other entity whatsoever succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession.

13.6 The Collateral Agent shall transmit by overnight mail to the Investors, or their successors or permitted assigns, as the names and addresses appear in a register of Investors maintained by Cardium, notice of an Event of Default.

13.7 The Collateral Agent may at any time resign by giving written notice thereof to Cardium at least 20 business days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Requisite Holders shall promptly appoint a successor collateral agent by written instrument executed by authority of its board of directors, a copy of which shall be delivered to the resigning Collateral Agent and a copy to the successor collateral agent. If an instrument of acceptance by a successor collateral agent shall not have been delivered to the Collateral Agent within 20 business days after giving such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor collateral agent. The Collateral Agent may be removed at any time by written action by the Requisite Holders delivered to the Collateral Agent and to Cardium. If the Collateral Agent shall be so removed, the Requisite Holders shall promptly appoint a successor collateral agent in accordance with the procedures in this Article XIII.

ARTICLE XIV - COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT

14.1 Powers. Each Grantor hereby appoints the Collateral Agent, and any officer or agent of the Collateral Agent, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and file any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Except with respect to those matters as to which the Collateral Agent is expressly required to act under the terms of this Article XIV, the Collateral Agent may act or refrain from acting with the written consent of the Requisite Holders, which Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent; provided, however, that such direction shall not be in conflict with any rule of law or expose the Collateral Agent to personal liability and the Collateral Agent may take any action deemed proper by the Collateral Agent, in its discretion, which is not inconsistent with such direction or the terms of this Agreement. It is agreed that the duties of the Collateral Agent are only such as are herein specifically provided and as set forth in the Purchase Agreement, and the Collateral Agent shall have no other duties, implied or otherwise. Each Grantor hereby ratifies whatever actions the Collateral Agent shall lawfully do or cause to be done in accordance with this Article XIV. The Collateral Agent agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Collateral Agent under this Article XIV. This power of attorney shall be a power coupled with an interest and shall be irrevocable so long as the Obligations have not been paid and performed in full.

14.2 No Duty on Collateral Agent’s Part. The powers conferred on the Collateral Agent by this Article XIV are solely to protect the Investors’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives, on the Investor’s behalf, as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Grantor for any act or failure to act pursuant to this Article XIV.

ARTICLE XV - GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

ARTICLE XVI - ASSIGNMENT

16.1 This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantors and the Grantors’ successors and permitted assigns; inure, together with the rights and remedies of the Collateral Agent hereunder, in favor of the Investors and their successors, transferees and assigns; and be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing, the Investors may assign or otherwise transfer any portion of the Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits and obligations in respect thereof granted to the Investors (including the beneficial interest in the rights and benefits granted to the Collateral Agent for the benefit of the Investors) herein or otherwise.

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IN WITNESS WHEREOF, the undersigned have executed this Security Agreement by its duly authorized officer as of the date first written above.

CARDIUM THERAPEUTICS, INC.

By:	/s/ Tyler Dylan
Tyler Dylan
Chief Business Officer, General Counsel, Executive Vice President and Secretary

INNERCOOL THERAPIES, INC.

By:	/s/ Tyler Dylan
Tyler Dylan
Chief Business Officer and Secretary

TISSUE REPAIR COMPANY

By:	/s/ Tyler Dylan
Tyler Dylan
Chief Business Officer and Secretary

By:	/s/ Robert Marvin
Robert Marvin, as Collateral Agent

[Signature Page to Security Agreement]